Exhibit 99.4

NEWS RELEASE

FOR:	Trump Hotels & Casino Resorts, Inc. (NYSE: DJT)

CONTACT:	Scott C. Butera, EVP, Director of Corporate & Strategic Development

(212) 891-1500

FOR RELEASE:	Immediately, Monday, August 9, 2004

DONALD J. TRUMP AND PRIVATE EQUITY ARM OF CREDIT SUISSE FIRST BOSTON

PARTNER IN RECAPITALIZATION PLAN FOR TRUMP HOTELS & CASINO RESORTS

—Proposed Plan reduces indebtedness by $544 million, lowers interest rate to 7.875%, extends maturity to ten years and allows for up to $500 million line of credit —

NEW YORK, NY – Trump Hotels & Casino Resorts, Inc. (“THCR” or the “Company”) (NYSE: DJT) announced today that the Company, Donald J. Trump and DLJ Merchant Banking Partners III, L.P., a private equity fund of Credit Suisse First Boston (“CSFB”), have reached an agreement in principle with a significant portion of noteholders of the Company’s largest series of bonds to restructure the Company’s public indebtedness and to recapitalize the Company (the “Recapitalization Plan”). As part of the Recapitalization Plan, Mr. Trump and CSFB private equity would co-invest $400 million of equity into the recapitalized Company.  Mr. Trump’s investment in the recapitalized Company is intended to be approximately $70.9 million, $55 million of which would be in the form of a co-investment with CSFB private equity and the remainder of which would be invested through Mr. Trump’s contribution of approximately $15.9 million principal amount of his Trump Casino Holdings’ 17.625% Second Priority Mortgage Notes due 2010 (the “TCH Second Priority Notes”) and the granting to the recapitalized Company a new license agreement, as described below. Mr. Trump’s beneficial ownership of the recapitalized Company’s common stock is expected to be approximately 25%, on a fully-diluted basis.

The Company, Mr. Trump and a committee formed by certain holders of Trump Atlantic City Associates’ 11.25% First Mortgage Notes due 2006 (the “TAC Notes”) have entered into a restructuring support agreement reflecting an agreement in principle to support the Recapitalization Plan to restructure the existing TAC Notes, TCH Second Priority Notes and Trump Casino Holdings’ 11.625% First Priority Notes due 2010 (the “TCH First Priority Notes,” and together with the TCH Second Priority Notes, the “TCH Notes”) for approximately $1.25 billion principal amount of new second priority secured notes (the “New Notes”), cash and common stock of the recapitalized Company (the “Restructuring Support Agreement”). The New Notes, which would be issued by the Company’s holding subsidiary, would have a 10-year maturity and would be senior obligations of the issuer, guaranteed by substantially all of the Company’s operating subsidiaries and secured by a lien on substantially all of such operating subsidiaries’ assets, subject to a first priority lien for a new secured financing of up to $500 million.

If the Recapitalization Plan is successfully completed, the Company expects to achieve:

•                  A reduction of total publicly-traded indebtedness of approximately $544 million, from approximately $1.8 billion to approximately $1.25 billion;

•                  A reduction in average interest rates on the Company’s publicly-traded indebtedness from a weighted average rate of approximately 12% to 7.875% per annum;

•                  A reduction in annual cash interest expense of approximately $110.2 million;

•                  An extension of the maturity of the Company’s publicly-traded indebtedness to ten years;

•                  Ability to obtain new financing of up to $500 million secured by a first priority lien on substantially all of the operating subsidiaries’ assets;

•                  Funding for deferred capital expenditures and future expansions at the Company’s properties;

•                  Significant liquidity to support growth in additional gaming jurisdictions and the ability to expand the Company’s brand on a global basis;

•                  Streamlining the public indebtedness of the Company’s subsidiaries into a consolidated single issuer of publicly-traded debt; and

•                  An ongoing relationship with DLJ Merchant Banking Partners III, L.P., an affiliate of CSFB, one of the world’s largest financial institutions.

Mr. Trump commented on the developments, “I have had a wonderful long-standing working relationship with CSFB, and I am proud to be able to partner with them.  I look forward to our recapitalized company being a major player in the evolving gaming industry.”  Scott C. Butera, the Company’s Executive Vice President of Corporate & Strategic Development, commented further, “We are very pleased that the Company, Mr. Trump and CSFB private equity have successfully come to an agreement with the TAC noteholders.  I strongly believe that our negotiations have resulted in a proposed capital structure that should provide immediate value to our stakeholders and position the company to be a significant competitor in the global gaming industry.  Upon the successful completion of the recapitalization plan, the liquidity to be provided by Mr. Trump and CSFB private equity’s investment, the reduction in our overall indebtedness and related interest expense and our flexibility to raise additional financing will enable us to upgrade our existing facilities as well as expand the world renowned Trump brand into new jurisdictions.”  Mr. Butera added, “The timing of our recapitalization plan is ideal, given the many changes taking place in the gaming industry and the many opportunities that we believe will become available.”

Under the terms of the Recapitalization Plan, holders of the TAC Notes would exchange their notes, now approximately $1.3 billion aggregate principal amount, for approximately $228.2 million in cash, approximately $851.9 million aggregate principal amount of a new series of 7.875% senior second priority mortgage notes and approximately $107.2 million of common stock of the recapitalized Company (approximately 18.4% of the primary common shares), based on CSFB private equity’s per share purchase price (the “Purchase Price”).  The holders of the TCH First Priority Notes, now approximately $406.3 million aggregate accreted amount, would exchange their notes for approximately $55.9 million in cash, and approximately $350.4 million aggregate principal amount of the New Notes. The holders of the TCH Second Priority Notes, now approximately $68.8 million aggregate principal amount, would exchange their notes for approximately $500,000 in cash, approximately $47.7 million aggregate principal amount of the New Notes, and approximately $15.7 million of common stock of the recapitalized Company (approximately 2.7% of the primary common shares), based on the Purchase Price.  In addition, the holders of the TAC Notes and TCH Notes would receive certain accrued interest as set forth on the term sheet attached to the Restructuring Support Agreement. CSFB and Mr. Trump are currently holders of a portion of the TCH Second Priority Notes and, in connection with the Recapitalization Plan, would contribute their cash and a portion of their equity recovery on such notes to the other holders of the TCH Second Priority Notes who vote for the Recapitalization Plan, on a pro rata basis.

Each of the existing stockholders of the Company, including Mr. Trump, would either keep their existing shares or, under certain circumstances, exchange their existing shares for new shares with the same economic terms as the Company’s current shares.  In addition, each stockholder would receive a 30-day right to purchase an amount, proportionate to that holder’s existing ownership, of shares of the recapitalized Company’s common stock, at the Purchase Price in a rights offering in the aggregate amount of $50 million (the “Rights Offering”).  The right to purchase shares in the Rights

Offering would be transferable only in connection with transfers or assignments of each holder’s interests in the shares underlying the rights.  If all holders of the existing shares, excluding Mr. Trump, or those holders’ permitted transferees were to participate fully in the Rights Offering, they would invest approximately $22.8 million and own approximately 4% of the recapitalized Company’s common stock, on a primary basis, or approximately 3.9% on a fully-diluted basis.  If none of the holders or permitted transferees were to participate in the Rights Offering, their holdings would represent approximately 0.1% of the recapitalized Company’s shares. Any shares of common stock purchased in the Rights Offering and amounts invested directly in the Company or its holding subsidiary by Mr. Trump would reduce CSFB private equity’s investment in the recapitalized Company. If all holders of the existing shares, including Mr. Trump, or those holders’ permitted transferees were to participate fully in the Rights Offering, CSFB private equity would own approximately 55.3% of the recapitalized Company’s common stock, on a primary basis, or approximately 53.2% on a fully diluted basis, assuming Mr. Trump invested $55 million into the recapitalized Company.

CSFB private equity, the Company and Mr. Trump anticipate entering into an investment agreement establishing the definitive terms of CSFB private equity’s equity investment in the recapitalized Company and/or its holding subsidiary.  Also in connection with CSFB private equity’s proposed investment, the Company has entered into a new exclusivity agreement and renewed a related letter agreement previously entered into with CSFB private equity.  As part of the Recapitalization Plan, Mr. Trump would:

•                  Invest up to $55 million in the equity of the recapitalized Company and/or its holding subsidiary, either directly or through the Rights Offering;

•                  Contribute to the recapitalized Company approximately $15.9 million aggregate principal amount of the TCH Second Priority Notes owned by him;

•                  Serve as the Chairman of the recapitalized Company’s Board of Directors pursuant to a services agreement and terminate his existing executive agreement; and

•                  Grant to the recapitalized Company a perpetual and exclusive worldwide trademark license, royalty free, to use his name and likeness and all related marks and intellectual property rights currently licensed to the Company in connection with any casino and gaming activities, subject to customary terms and conditions, and terminate his existing trademark license agreement with the Company.

Upon the successful recapitalization of the Company and assuming Mr. Trump’s investment of $55 million into the recapitalized Company, Mr. Trump would beneficially own approximately 25% of the recapitalized Company’s common stock, consisting of common stock and/or common stock equivalents, and warrants to purchase common stock. In consideration of Mr. Trump’s equity investment and modifications to his contractual arrangements with the Company, Mr. Trump would also receive a parcel of land owned by the Company in Atlantic City, NJ constituting the former World’s Fair site which may be developed for non-gaming related use and the Company’s interest in the Miss Universe pageant. In addition, the recapitalized Company would enter into a renewable three-year development agreement with Mr. Trump pursuant to which The Trump Organization would have the right of first offer to serve as the Company’s general contractor, on commercially reasonable arm’s length terms, with respect to construction and development projects for casinos and casino hotels and related lodging at the Company’s existing and future properties.

The recapitalized Company’s Board of Directors would consist of nine members. Initially, CSFB private equity would have the right to nominate five members, and Mr. Trump would have the right to nominate three. CSFB private equity and Mr. Trump would mutually agree upon the nomination of one independent director and each would nominate one independent director out of their respective nominees, subject to applicable rules and regulations of the Securities and Exchange Commission, the governance requirements of the New York Stock Exchange or other exchanges on which the recapitalized Company’s new common stock would be traded, and regulations of the gaming regulatory agencies. The number of directors that CSFB private equity or Mr. Trump would be able to nominate to the Board would be subject to adjustment based on their respective ownership of the recapitalized Company’s common stock at any given time.

Given the large number of noteholders, the Company intends to effect the transactions in a chapter 11 proceeding pursuant to a pre-negotiated plan of reorganization in order to implement the Recapitalization Plan in an efficient and timely manner. The Company intends to commence its chapter 11 case by the end of September 2004 and expects the Recapitalization Plan to be consummated in the first quarter of 2005. The consummation of the Recapitalization Plan is subject to a variety of conditions discussed below. The Company intends to maintain its current level of operations during the pendency of the proceedings, expects that its patrons and vendors would experience no change in the way the Company does business with them, and anticipates that the proposed plan of reorganization would not impair trade creditor claims. The Company intends to arrange for up to $100 million debtor-in-possession financing during the proceedings.

In connection with the restructuring, the Company has held discussions with certain holders of the TCH Notes, which have formed a committee (the “TCH Noteholder Committee”) to discuss a potential restructuring, and the TCH Noteholder Committee has engaged legal and financial advisors.

However, the Company has not reached any specific agreement with the TCH Noteholder Committee or any other holders of the TCH Notes concerning a restructuring, and there is no assurance that the Company will reach such an agreement with such holders. The Company's current proposal contemplates a recovery by holders of TCH Notes of approximately the accreted value of the TCH Notes (approximately 95.6% of the aggregate principal face amount), which the Company believes is an appropriate recovery under the Bankruptcy Code.

The consummation of the Recapitalization Plan is subject to a number of conditions, the satisfaction of which cannot be assured, including, among other things, the negotiation of a definitive investment agreement with CSFB private equity, an indenture governing the New Notes, the documentation relating to the Company’s proposed arrangements with Mr. Trump and a plan of reorganization. The plan of reorganization would also be subject to obtaining applicable governmental approvals, including court confirmation of the plan of reorganization and approval of the related solicitation materials, gaming regulatory authority approvals and relevant filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.  The definitive terms and conditions of the Recapitalization Plan would be outlined in a disclosure statement that would be sent to security holders and creditors entitled to vote on the plan of reorganization. There can be no assurances that the Recapitalization Plan will be officially proposed as described herein or consummated.

The recapitalized Company intends to apply to have its new common stock listed on the New York Stock Exchange or other national securities exchange upon the consummation of the Recapitalization Plan. The Company’s announcement to implement the Recapitalization Plan is anticipated to cause the New York Stock Exchange to suspend the trading of the Company’s current common stock.

None of the securities proposed to be issued in connection with the proposed recapitalization (including the New Notes and shares referenced herein) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  None of the Restructuring Support Agreement, the term sheet attached thereto or this press release constitutes an offer to sell or the solicitation of offers to buy any security or constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission and has furnished as exhibits to the report this press release as well as the Restructuring Support Agreement (including the term sheet provided to certain noteholders, Mr. Trump and CSFB private equity) executed by certain noteholders, Mr. Trump and the Company, the new exclusivity agreement and renewed letter agreement executed by the Company and CSFB private equity, and certain financial projections. Appendix C to the term sheet summarizes the parties’ anticipated beneficial ownership of the recapitalized Company’s common stock upon the consummation of the Recapitalized Plan. The Form 8-K and exhibits can be found on the SEC’s website, www.sec.gov, or through the Company’s website, www.trump.com, free of charge.

The Company will conduct a conference call at 11:00 a.m. on Tuesday, August 10, 2004 (EDT) during which representatives of the Company will discuss the Recapitalization Plan and other matters permitted under applicable securities laws. Members of the financial community and interested investors are welcome to participate in the conference call by calling toll free (877) 329-7570, or (201) 210-3415 for international callers, not earlier than 20 minutes before the call is scheduled to begin.  A replay of the call will be available up to 5:00 p.m. (EDT) on August 12, 2004.  The replay number is toll free (877) 347-9473, or (201) 210-3410 for international callers.  The access code number for the replay is #287729.

About the Company:

Through its subsidiaries, THCR owns and operates four properties and manages one property under the Trump brand name.  THCR’s owned assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City’s Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana.  In addition, the Company manages Trump 29 Casino, a Native American owned facility located near Palms Springs, California.  Together, the properties comprise approximately 451,280 square feet of gaming space and 3,180 hotel rooms and suites.  The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence.  THCR is separate and distinct from Mr. Trump’s real estate and other holdings.

UBS Investment Bank has been serving as the Company’s financial advisors in connection with the Recapitalization Plan.

About CSFB and DLJ Merchant Banking Partners:

DLJ Merchant Banking (DLJMB) is a leading private equity investor that has a 19-year record of investing in leveraged buyouts and related transactions across a broad range of industries.  DLJMB, with offices in New York, London, Houston and Buenos Aires, is part of Credit Suisse First Boston’s Alternative Capital Division (ACD), which is one of the largest alternative asset managers in the world with more than $36 billion of assets under management.   ACD is comprised of $20 billion of private equity assets under management across a diverse family of funds, including leveraged buyout funds, mezzanine funds, real estate funds, venture capital funds, fund of funds and secondary funds, as well as more than $16 billion of assets under management through its hedge fund (both direct and fund of funds), leveraged loan and CDO businesses.

Credit Suisse First Boston’s Investment Banking Division has been serving as DLJMB’s financial advisors in connection with the Recapitalization Plan.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements and other information contained in this release relating to the proposed restructuring, or THCR’s or its subsidiaries’ plans, expectations, estimates, beliefs, performance, trends, operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “would,” “could,” “may” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of THCR, there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements.  The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies (including those pertaining to the currently proposed restructuring), all of which are difficult or impossible to predict and many of which are beyond the control of THCR.

Important factors that could cause actual events or results of the Company to be materially different from the forward-looking statements include the negotiation and performance of definitive transaction documents in connection with the proposed restructuring; the Company’s ability to obtain the required consents of noteholders and other constituencies to carry out the proposed recapitalization;  the proposed investment by DLJMB and DLJMB’s role in the recapitalized Company; the negotiation of the potential arrangements with Donald J. Trump in connection with the proposed restructuring; court approval of the Company’s first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 case (or any significant delay with respect thereto); the risk that certain parties may challenge the enforceability of the Restructuring Support Agreement in connection with the Chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, or for the appointment of a chapter 11 trustee or to convert the case to a chapter 7 case; the ability of the Company to continue as a going concern; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company’s ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company’s liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Company to attract and retain customers; licenses and approvals under applicable laws and regulations, including gaming laws and regulations; adverse outcomes of pending litigation or the possibility of new litigation; changes in the competitive climate in which the Company operates; or a broad downturn in the economy as a whole.  Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not differ significantly from the terms expressed in this release.

The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release.  This Company does not intend, however, to update the statements provided herein prior to its next release or unless otherwise required to do so.  Readers of this release should consider these facts in evaluating the information contained herein.  The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved.  In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trump.com.

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